UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 21, 2006
DEL MONTE FOODS COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Market @ The Landmark
San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 247-3000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On June 21, 2006, Del Monte Corporation, the wholly-owned subsidiary of Del Monte Foods Company, entered into a Severance Agreement and Release of All Claims with Todd R. Lachman regarding the termination of Mr. Lachman’s employment (“Lachman Severance Agreement”). Mr. Lachman had been one of Del Monte Foods Company’s named executive officers. Mr. Lachman resigned his employment for Good Reason (as defined in the Lachman Employment Agreement) effective June 19, 2006. The Lachman Employment Agreement provided for the payment of certain benefits to Mr. Lachman upon any termination of his employment for Good Reason. Generally, such benefits include the continuation of Mr. Lachman’s base salary, target bonus, perquisite allowance, and health and welfare benefits (excluding disability plan benefits) for the eighteen-month period following Mr. Lachman’s termination of employment, as well as a pro-rata target bonus payment for the fiscal year in which termination occurs, pro-rata vesting of outstanding equity awards and outplacement services. The Lachman Employment Agreement also provided that the continuation of perquisite and health and welfare benefits would only be for the lesser of eighteen months or the date upon which Mr. Lachman was covered by comparable programs of a subsequent employer.
In order to comply with the new deferred compensation legislation under the American Jobs Creation Act of 2004 and Internal Revenue Code Section 409A and the guidance and proposed regulations issued by the Internal Revenue Service thereunder (“Act”), certain adjustments were made to the payment structure of the severance arrangement described in the Lachman Employment Agreement upon resignation for Good Reason. These adjustments include (1) a lump sum payment of cash severance benefits in an amount equal to eighteen months base salary and target bonus, less taxes and normal payroll deductions including Mr. Lachman’s contribution costs to continue his health and welfare benefits for eighteen months, payable six months and one day after the Termination Date, and (2) a lump sum payment equal to six (6) months of Mr. Lachman’s executive cash perquisite allowance, payable six months and one day after the Termination Date. The remaining severance benefits under the Lachman Employment Agreement were not changed. The Lachman Severance Agreement is intended to evidence good faith compliance with the Act and to provide substantially the same severance benefits afforded by the Lachman Employment Agreement.
The foregoing summary of the material provisions of the Lachman Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibit is filed with this Current Report on Form 8-K:

Exhibit	Description

10.1	Severance Agreement and Release of All Claims between Todd R. Lachman and Del Monte Corporation dated June 21, 2006**

**	Indicates a management contract or compensatory plan or arrangement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: June 27, 2006	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Severance Agreement and Release of All Claims between Todd R. Lachman and Del Monte Corporation dated June 21, 2006**

**	Indicates a management contract or compensatory plan or arrangement.

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